RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                LOEWS CORPORATION

  It is hereby certified that:

  1. (a) The present name of the corporation (hereinafter called the "Corporation") is Loews Corporation.

      (b) The name under which the Corporation was originally incorporated is Loew's Corporation; and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is November 12, 1969.

  2. The provisions of the certificate of incorporation of the Corporation, as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Loews Corporation, without further amendment and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

  3. The Board of Directors of the Corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form hereinafter set forth:



                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               LOEWS CORPORATION

  FIRST:  Name.  The name of the corporation (the "Corporation") is:  LOEWS
          ----
CORPORATION.

  SECOND:  Registered Office and Agent. The registered office of the
           ---------------------------
Corporation is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is UNITED STATES CORPORATION COMPANY.

  THIRD: The nature of the business or purposes of the Corporation are as follows:

(1) to buy, manufacture, sell and otherwise deal in tobacco and tobacco products in any and all forms.

(2) to carry on the business of theatre proprietors, managers and directors, and in particular, to provide for the production, presentation and performance of motion pictures, operas, stage plays, musical comedies, sporting events, radio and television programs of all types and description, and other forms of amusement including amusement parks, carnivals and circuses, and in connection therewith, to own, operate, control, buy, rent, sell, lease, sublease, mortgage, or otherwise acquire or dispose of theatres and other places of entertainment and any and all rights and privileges therein, and real property for the purpose of erecting and operating theatres and other places of entertainment, and to own, control, buy, sell, rent, lease, sublease, mortgage or otherwise acquire or dispose of all forms of personal property necessary or incidental to the operation and control of theatres and other places of entertainment.

(3) to purchase and otherwise acquire, own, build, lease (either as lessor or lessee), erect, construct, alter, repair, improve, furnish, equip, hold, occupy, maintain, manage, operate, sell, or dispose of hotels, motels, apartment hotels, inns, taverns, lodging houses, hostelries, boardinghouses, apartment houses, restaurants, cafes, bars, cafeterias, garages, and the furniture, furnishings, fixtures and equipment thereof; to engage in and carry on the business of hotel keepers, innkeepers, apartment housekeepers, hostelers, restauranteurs, cafe keepers, cafeteria keepers, garagemen, and also the business of tobacconists, confectioners, dealers in provisions, barbers, hairdressers, manicurists, druggists, florists, stationers, news agents and news, magazine and book dealers; to buy, sell, rent and let for hire automobiles and other means of transportation; the buying and selling of wines, liquors and all other beverages of alcoholic and nonalcoholic contents; to provide and conduct apartments, accommodations, eating places, newspaper rooms, reading and writing rooms, rest rooms, dressing rooms, baths, swimming pools, telephone and other conveniences for the use of the public, and to do every act and thing necessary, convenient or desirable for the furnishing of guests, lodgers, tenants, travelers, and all others who may be received by the corporation, with food, drink, lodging, entertainment and such other services as are commonly rendered as a part of or in connection with, or as incidental to, any of the businesses hereinbefore mentioned; to procure all necessary permits or licenses from municipal or other authorities for the erection and operation of any of the foregoing businesses and to maintain all conveniences necessary thereto, including, but without limitation, elevators, heating, lighting and air conditioning and other refrigerating apparatus; and to give or grant to others the right, privilege or license to engage in any kind of business on premises owned, leased or managed by it.

(4) to manufacture, process, purchase, sell and generally to trade and deal in and with goods, wares and merchandise of every kind, nature and description, and to engage and participate in any mercantile, industrial or trading business of any kind or character whatsoever.

(5) to purchase, acquire, own, hold, use, lease (either as lessor or lessee), grant, sell, exchange, sub-divide, mortgage, convey in trust, manage, improve, construct, operate and generally deal in any and all real estate, improved and unimproved, stores, office buildings, dwelling houses, apartment houses, hotels, theatres, manufacturing plants and other buildings, and any and all other property of every kind or description, real, personal and mixed, and wheresoever situated, either in California, other states of the United States, the District of Columbia, territories and colonies of the United States, or foreign countries.

(6) to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,300,000,000 shares, consisting of 100,000,000 shares of Preferred Stock, par value $.10 per share ("Preferred Stock") and 1,200,000,000 common shares, of which 600,000,000 shall be Loews common stock having a par value of $1.00 per share ("Loews common stock") and 600,000,000 shall be Carolina Group stock having a par value of $0.01 per share ("Carolina Group stock").

PART A: Preferred Stock

  The Board of Directors is hereby authorized to issue the Preferred Stock, from time to time, in one or more series, on such terms and conditions as it may deem advisable and to fix by resolution the designation of each series and the powers, preferences, and relative, participating, optional or other special rights of the shares of each series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, determination of the following:

(a) the designation and number of shares comprising such series;

(b) the dividends, if any, which shall be payable on the shares of such series and any preferences and other terms and conditions applicable thereto;

(c) any rights and preferences of the holders of the shares of such series upon the liquidation, dissolution, or winding up of the affairs of, or upon any distribution of the assets of, the Corporation;

(d) the full, limited or special voting rights, if any, of the shares of such series, in addition to voting rights provided by law, and the terms and conditions applicable thereto;

(e) any provision with respect to the conversion of the shares of such series into, or the exchange of such shares for, shares of any other class or classes, or of any other series of any class, of the capital stock of the Corporation and/or any other property or cash, and the terms and conditions applicable to any such conversion or exchange;

(f) any provision with respect to the redemption, purchase, or retirement of such shares and the terms and conditions applicable thereto;

(g) any provision with respect to the issuance of additional shares of such series or of any other class or series on a parity with or superior to the shares of such series; and

(h) any other relative, participating, optional or special powers, preferences, or rights of, and any other qualifications, limitations, or restrictions with respect to, the shares of such series as the Board of Directors may deem advisable.

PART B:  Loews common stock and Carolina Group stock

  1.  Voting Rights.
      -------------

 (a) Subject to paragraph 1(c) of this Part B of this Article Fourth, holders of Loews common stock shall be entitled to one vote for each share of such stock held and holders of Carolina Group stock shall be entitled to 1/10 of a vote for each share of such stock held on all matters presented to such shareholders.

 (b) Except as may otherwise be required by the laws of the State of Delaware or, with respect to additional or special voting rights (which may include, without limitation, rights of any holders of any class or series to elect one or more directors voting separately as a class) of any class or series of Preferred Stock or any other class of common shares in this Certificate of Incorporation as the same may be amended from time to time, the holders of shares of Loews common stock, the holders of shares of Carolina Group stock, the holders of shares of each other class of common shares, if any, entitled to vote thereon, and the holders of shares of each class or series of Preferred Stock, if any, entitled to vote thereon, shall vote as one class with respect to all matters to be voted on by shareholders of the Corporation, and no separate vote or consent of the holders of shares of Loews common stock, the holders of shares of Carolina Group stock or the holders of shares of any such class of common shares or any such class or series of Preferred Stock shall be required for the approval of any such matter.

 (c) If the Corporation shall in any manner subdivide (by stock split or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Loews common stock or Carolina Group stock, or pay a stock dividend in shares of any class to holders of that class, the per share voting rights of Carolina Group stock specified in paragraph 1(a) of Part B of this Article Fourth shall be appropriately adjusted so as to avoid any dilution in the aggregate voting rights of any one class relative to the other class.

  2.  Dividends.
      ---------

 (a) Dividends on Loews common stock. Dividends on Loews common stock may be declared and paid only to the extent of (i) the assets of the Corporation legally available therefor minus (ii) the Carolina Group Available Dividend Amount (such amount available for the payment of dividends on Loews common stock is referred to in this Part B of this Article Fourth as the "Loews Group Available Dividend Amount").

 (b) Dividends on Carolina Group stock. Dividends on Carolina Group stock may be declared and paid only out of the lesser of (i) the assets of the Corporation legally available therefor, and (ii) the Carolina Group Available Dividend Amount. Concurrently with the payment of any dividend on shares of Carolina Group stock, at the election of the Board of Directors, either (x) the Loews Group shall receive from the Carolina Group an aggregate payment of the same kind of cash and/or property that is the subject of such dividend, which payment shall be equal to the excess, if any, of (i) the quotient obtained by dividing (A) the aggregate amount of such dividend, as determined by the Board of Directors, by (B) the Carolina Group Allocation Fraction, over
(ii) the aggregate amount of such dividend, as so determined, or (y) the Carolina Group Allocation Fraction will be adjusted as described in paragraph 8 of this Part B of this Article Fourth. The payment to be made to the Loews Group pursuant to the preceding sentence may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash or other property.

 (c) Discrimination between or among classes of common shares. The Board of Directors, subject to the provisions of paragraphs 2(a) and 2(b) of this Part B of this Article Fourth, shall have the sole authority and discretion to declare and pay dividends (or to refrain from declaring or paying the same) exclusively to the holders of Loews common stock, exclusively to the holders of Carolina Group stock, exclusively to the holders of any other class of common shares or to the holders of any two or more of such classes in equal or unequal amounts, notwithstanding the relationship between the Loews Group Available Dividend Amount and the Carolina Group Available Dividend Amount, the respective amounts of prior dividends declared on, or the liquidation rights of, Loews common stock or Carolina Group stock, or any other factor.

  3.  Share Distributions.
      -------------------

  Subject to the provisions of paragraph 4 of Part B of this Article Fourth, the Corporation may declare and pay a distribution consisting of shares of Loews common stock, Carolina Group stock or any other securities of the Corporation or any other Person (hereinafter sometimes called a "share distribution") to holders of Loews common stock or Carolina Group stock only in accordance with this paragraph 3 of this Part B of this Article Fourth.

 (a) Distributions on Loews common stock or Carolina Group stock. The Corporation may declare and pay a share distribution to holders of Loews common stock, Carolina Group stock or any other class of common shares consisting of any securities of the Corporation, any Subsidiary of the Corporation, or any other Person, including, without limitation, a share distribution consisting of shares of any class or series of Preferred Stock or shares of Loews common stock, Carolina Group stock or any other class of common shares (or Convertible Securities convertible into or exercisable or exchangeable for shares of any class or series of Preferred Stock or shares of Loews common stock, Carolina Group stock or any other class of common shares). However, securities of a group may be distributed to holders of another group only for consideration.

  Concurrently with the making of any share distribution with respect to Carolina Group stock, at the election of the Board of Directors, either (x) the Loews Group shall receive from the Carolina Group an aggregate payment of the same kind of property that is the subject of such distribution, which payment shall be equal to the excess, if any, of (i) the quotient obtained by dividing (A) the aggregate amount of such distribution, as determined by the Board of Directors, by (B) the Carolina Group Allocation Fraction, over (ii) the aggregate amount of such distribution, as so determined, or (y) the Carolina Group Allocation Fraction shall be adjusted as described in paragraph 8 of this Part B of this Article Fourth. Any payment to be made to the Loews Group pursuant to the preceding sentence may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash or other property.

 (b) Discrimination between or among classes of common shares. The Board of Directors, subject to the foregoing provisions of this paragraph 3 of this Part B of this Article Fourth, shall have the sole authority and discretion to declare and pay (or to refrain from declaring or paying) share distributions exclusively to holders of Loews common stock, exclusively to holders of Carolina Group stock, exclusively to the holders of any other class of common shares or to holders of any two or more of such classes in equal or unequal amounts, notwithstanding the relationship between the Loews Group Available Dividend Amount, the Carolina Group Available Dividend Amount, the respective amounts of prior share distributions declared on, or the liquidation rights of, Loews common stock or Carolina Group stock, or any other factor.

  4.  Exchange of Carolina Group stock.
      --------------------------------

 (a) Exchange at option of Board of Directors following the occurrence of Tax Events. At any time following the occurrence of a Tax Event, the Board of Directors, in its sole discretion, may effect a Board Required Exchange by declaring that all of the outstanding shares of Carolina Group stock shall be exchanged for (i) fully paid and nonassessable shares of Loews common stock in accordance with the Tax Event Equity Exchange Rate or (ii) cash, in accordance with the Tax Event Cash Exchange Rate.

 (b) Exchange at option of Board of Directors following the second anniversary of the Initial Issuance Date. Following the second anniversary of the Initial Issuance Date until the 90th day following the occurrence of a Significant Transaction, the Board of Directors, in its sole discretion, may effect a Board Required Exchange by declaring that all of the outstanding shares of Carolina Group stock shall be exchanged for (i) fully paid and nonassessable shares of Loews common stock in accordance with the Regular Equity Exchange Rate or (ii) cash in accordance with the Regular Cash Exchange Rate.

 (c) Exchange for stock of Qualifying Subsidiaries at option of Board of Directors. At any time following the Initial Issuance Date, so long as all of the assets and liabilities included in the Carolina Group are held, directly or indirectly, by one or more Qualifying Subsidiaries of the Corporation that hold no other material assets or liabilities (the "Carolina Group Subsidiaries"), the Board of Directors may, in its sole discretion, subject to the availability of assets of the Corporation legally available therefor, effect a Board Required Exchange by exchanging, on a pro rata basis, all of the outstanding shares of Carolina Group stock in exchange for an aggregate number of outstanding fully paid and nonassessable shares of common stock of such Carolina Group Subsidiary or Subsidiaries as set forth in Section 4(h) of this Part B of this Article Fourth, provided that no such exchange may occur unless the exchange is tax free to the holders of Carolina Group stock (except with respect to any cash received by such holders in lieu of fractional shares).

 (d) Exchange, redemption and/or dividend in connection with certain Significant Transactions. In the event of a Disposition, other than a Carolina Group Related Business Transaction, in a transaction or series of related transactions of all or substantially all of the assets (as defined below) of the Carolina Group to any Person(s) or group(s) of which the Corporation is not a majority owner (whether by merger, consolidation, sale of assets or stock, liquidation, dissolution, winding up or otherwise) (a "Significant Transaction"), effective upon the consummation of such Disposition, the Corporation may take one of the actions set forth in clauses (i) through (iii) below (each such action, a "Significant Transaction Exchange") on or prior to the 90th day following the consummation of the Significant Transaction; provided, however, that if the Corporation has received any Net Proceeds from the Disposition, and the Corporation has determined not to retain all such amounts as Loews Tobacco Contingency Reserves, the Corporation must effect one of the actions set forth in clauses (i) through (iii) below on or prior to the 90th calendar day following the consummation of the Significant Transaction, which action will be selected in the sole discretion of the Board of
Directors:

  (i) exchange all outstanding shares of Carolina Group stock, at the sole discretion of the Board of Directors, for fully paid and nonassessable shares of Loews common stock at the Regular Equity Exchange Rate;

  (ii) (x) subject to the limitations described in paragraph 2(b) of this Part B of this Article Fourth and to the other provisions described in this paragraph 4(d) of this Part B of this Article Fourth, declare and pay a dividend in cash and/or in securities (other than Loews common stock) or other property (determined as provided below) to holders of the outstanding shares of Carolina Group stock equally on a share-for-share basis in an aggregate amount equal to the Carolina Group Aggregate Distributable Amount of such Significant Transaction; or (y) provided that there are assets of the Corporation legally available therefor and to the extent the Carolina Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause (x) of this paragraph 4(d) of this Part B of this Article Fourth, then (A) if such Significant Transaction involves the Disposition of all (not merely substantially all) of the assets of the Carolina Group, redeem all outstanding shares of Carolina Group stock in exchange for cash and/or securities (other than Loews common stock) or other property (determined as provided below) in an aggregate amount equal to the Carolina Group Net Proceeds; or (B) if such Significant Transaction involves the Disposition of substantially all (but not all) of the assets of the Carolina Group, apply an aggregate amount of cash and/or securities (other than Loews common stock) or other property (determined as provided below) equal to the Carolina Group Net Proceeds to the redemption of outstanding shares of Carolina Group stock, the number of shares to be redeemed to equal the lesser of (1) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of Carolina Group stock by the average Market Value of one share of Carolina Group stock during the 20-Trading Day period ending on the 5th Trading Day immediately preceding the date of a public announcement that a definitive agreement has been signed for such Disposition, and (2) the number of shares of Carolina Group stock outstanding; or

  (iii) subject to the limitations described in paragraph 2(b) of this Part B of this Article Fourth and to the other provisions described in this paragraph 4(d) of this Part B of this Article Fourth, combine the issuance of shares of Loews common stock in exchange for shares of Carolina Group stock with the payment of a dividend on or the redemption of shares of Carolina Group stock for cash and/or other securities (other than Loews common stock) or other property as described below.

  In the event that the Board of Directors elects the option described in clause (iii) of the preceding paragraph, the outstanding shares of Carolina Group stock exchanged for fully paid and nonassessable shares of Loews common stock shall be exchanged at the Regular Equity Exchange Rate and a dividend shall be paid on all the remaining shares of Carolina Group stock equally on a share-for-share basis, or some or all of the remaining outstanding shares of Carolina Group stock shall be redeemed for cash and/or other securities (other than Loews common stock) or other property, as follows: the aggregate amount of such dividend, in the case of a dividend, shall equal (A) an amount equal to the total Carolina Group Aggregate Distributable Amount multiplied by (B) one minus a fraction, the numerator of which shall be the number of shares of Carolina Group stock exchanged for shares of Loews common stock and the denominator of which shall be the total number of outstanding shares of Carolina Group stock prior to such exchange; the portion of the Carolina Group Net Proceeds to be applied to such a redemption, in the case of a redemption, shall equal (A) an amount equal to the total Carolina Group Net Proceeds multiplied by (B) one minus a fraction, the numerator of which shall be the number of shares of Carolina Group stock exchanged for shares of Loews common stock and the denominator of which shall be the total number of outstanding shares of Carolina Group stock prior to such exchange. In the event of a redemption, if the Significant Transaction involves the Disposition of all (not merely substantially all) of the assets of the Carolina Group, then all remaining outstanding shares of Carolina Group stock will be redeemed in exchange for cash and/or securities (other than Loews common stock) or other property in an aggregate amount equal to the portion of the Carolina Group Net Proceeds to be applied to the redemption. In the event of a redemption, if the Significant Transaction involves the Disposition of substantially all (but not all) of the assets of the Carolina Group, then the portion of the Carolina Group Net Proceeds to be applied to the exchange will be used to redeem a number of shares equal to the lesser of (1) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of Carolina Group stock by the average Market Value of one share of Carolina Group stock during the 20-Trading Day period ending on the 5th Trading Day immediately preceding the date of a public announcement that a definitive agreement has been signed for such Disposition, and (2) the number of shares of Carolina Group stock outstanding.

  Notwithstanding the foregoing, the Corporation shall be under no obligation to effect any of the actions described in clauses (i) through (iii) above that it might otherwise be required to effect (x) if the underlying Significant Transaction is conditioned upon the affirmative vote of a majority of the holders of Carolina Group stock, voting as a separate class, (y) in connection with a spin-off or similar disposition of the Carolina Group to the holders of Carolina Group stock and to the Loews Group in respect of its intergroup interest in the Carolina Group, if any, including any such disposition that is made in connection with a Board Required Exchange, or (z) in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

 (e) Incremental dividend/final redemption in connection with certain Significant Transactions. In the event of a Significant Transaction, if, on the 91st day following consummation of the Significant Transaction, the Corporation has not redeemed all of the outstanding shares of Carolina Group stock and either (x) Lorillard, Inc. has not distributed to the Corporation 100% of the Net Proceeds, or (y) the Corporation has received from Lorillard, Inc. some or all of the Net Proceeds but has determined to retain some or all of such Net Proceeds as Loews Tobacco Contingency Reserves (the "Trigger Event"), the following principles will govern: Each time, following the Trigger Event, that the Corporation receives any distributions from Lorillard, Inc. (each such distribution, a "Lorillard Dividend"), the Corporation shall be required to pay a dividend in cash and/or in securities (other than Loews common stock) or other property to holders of the outstanding shares of Carolina Group stock equally on a share-for-share basis in an aggregate amount equal to the Carolina Group Incremental Dividend (less any increase in Carolina Group Tobacco Contingency Reserves made in connection with any new Lorillard Dividend). If, and when, the Corporation determines that it can release some or all of the Loews Tobacco Contingency Reserves (such released amounts, "Released Reserves"), the Corporation is required promptly to pay a dividend in cash and/or in securities (other than Loews common stock) or other property to holders of the outstanding shares of Carolina Group stock equally on a share-for-share basis in an aggregate amount equal to the Carolina Group Released Reserves. In no event will the Corporation be required to make dividend payments pursuant to this paragraph 4(e) of this Part B of this Article Fourth more frequently than once per fiscal quarter. Any unpaid amounts in any fiscal quarter will be accumulated for payment in the next fiscal quarter. Notwithstanding the foregoing, and whether or not the conditions set forth in clause (x) or (y) of the first sentence of this paragraph 4(e) of this Part B of this Article Fourth are satisfied, at any time after (i) the Corporation has received 100% of the Net Proceeds from the Disposition giving rise to the Significant Transaction Exchange, (ii) there are no remaining Loews Tobacco Contingency Reserves, and (iii) the remaining assets of the Carolina Group consist solely of cash and/or cash equivalents, such amount, the "Final Cash Amount," Loews may redeem all of the outstanding shares of Carolina Group stock for the greater of (x) the Carolina Group Allocated Portion of the Final Cash Amount, divided equally among the outstanding shares of Carolina Group stock, and (y) $.001 per share of Carolina Group stock.

 (f) Consummation; convertible securities. For purposes of this paragraph 4 of this Part B of this Article Fourth, in the case of a Significant Transaction involving a Disposition of assets in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions. Any exchange described in this paragraph 4 of this Part B of this Article Fourth shall be effected in accordance with the applicable provisions set forth in paragraph 5 of this Part B of this Article Fourth. In the event that, at the time of any Significant Transaction, there are outstanding any Convertible Securities convertible into or exercisable for shares of Carolina Group stock that would give the holders rights to receive any dividend or exchange consideration related to the Significant Transaction upon exercise, conversion or otherwise, or would adjust as a result of such dividend or exchange to give the holder equivalent economic rights, then the shares of Carolina Group stock underlying such Convertible Securities will be taken into account for purposes of determining the terms of any dividend payment or exchange effected in lieu of a Significant Transaction Exchange.

 (g) Payment to Loews Group. Concurrently with the payment of any dividend to holders of Carolina Group stock referred to in paragraph 4(d) or 4(e) of this Part B of this Article Fourth, at the election of the Board of Directors, either (A) the Loews Group shall receive from the Carolina Group an aggregate payment of the same kind of property that is the subject of such dividend, which payment shall be equal to the excess of (i) the quotient obtained by dividing (x) the aggregate amount of such dividend, as determined by the Board of Directors, by (y) the Carolina Group Allocation Fraction, over (ii) the aggregate amount of such dividend, as so determined, or (B) the Carolina Group Allocation Fraction will be adjusted as described in paragraph 8 of this Part B of this Article Fourth. Any payment to be made to the Loews Group pursuant to the preceding sentence may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash or other property.

 (h) Exchange rates. For purposes of this paragraph 4 of this Part B of this Article Fourth:

  The term "Tax Event Equity Exchange Rate" shall mean the number of Exchange Shares for which each share of Carolina Group stock shall be exchangeable pursuant to a Board Required Exchange, determined as follows: Each share of Carolina Group stock shall be exchangeable for such number of shares of Loews common stock (calculated to the nearest 1/10,000), subject to paragraph 5 below, equal to 100% of the ratio of the Average Market Price Per Share of such Carolina Group stock to the Average Market Price Per Share of Loews common stock. For purposes of computing the Tax Event Equity Exchange Rate, the "Average Market Price Per Share" of Loews common stock or Carolina Group stock, as the case may be, shall mean the average of the daily Market Value per share for such Loews common stock or Carolina Group stock for the 20 consecutive Trading Days ending on the 5th Trading Day prior to the date an Exchange Notice is mailed.

  The term "Tax Event Cash Exchange Rate" shall mean such amount of cash for which each share of Carolina Group stock shall be exchangeable pursuant to a Board Required Exchange, determined as follows: Each share of Carolina Group stock shall be exchangeable for such amount of cash (calculated to the nearest $.01), subject to paragraph 5 below, equal to 105% of the Average Market Price Per Share of such Carolina Group stock. For purposes of computing the Tax Event Cash Exchange Rate, the "Average Market Price Per Share" of Carolina Group stock, as the case may be, shall mean the average of the daily Market Value per share for such Carolina Group stock for the 20 consecutive Trading Days ending on the 5th Trading Day prior to the date an Exchange Notice is mailed.

  The term "Regular Equity Exchange Rate" shall mean the number of Exchange Shares for which each share of Carolina Group stock shall be exchangeable pursuant to a Board Required Exchange or a Significant Transaction Exchange, determined as follows: If the shares of Carolina Group stock are to be exchanged for shares of Loews common stock, each share of Carolina Group stock shall be exchangeable for such number of shares of Loews common stock (calculated to the nearest 1/10,000), subject to paragraph 5 below, equal to 115% of the ratio of the Average Market Price Per Share of such Carolina Group stock to the Average Market Price Per Share of Loews common stock. For purposes of computing the Regular Equity Exchange Rate, the "Average Market Price Per Share" of Loews common stock or Carolina Group stock, as the case may be, shall mean (i) in the case of a Board Required Exchange, the average of the daily Market Value per share for such Loews common stock or Carolina Group stock for the 20 consecutive Trading Days ending on the 5th Trading Day prior to the date an Exchange Notice is mailed, or (ii) in the case of a Significant Transaction Exchange, the average of the daily Market Value per share for such Loews common stock or Carolina Group stock for the 20 consecutive Trading Days ending on the 5th Trading Day immediately preceding the date of a public announcement that a definitive agreement has been signed for the Disposition giving rise to the Significant Transaction Exchange.

  The term "Regular Cash Exchange Rate" shall mean such amount of cash for which each share of Carolina Group stock shall be exchangeable pursuant to a Board Required Exchange, determined as follows: If the shares of Carolina Group stock are to be exchanged for cash, each share of Carolina Group stock shall be exchangeable for such amount of cash (calculated to the nearest $.01), subject to paragraph 5 below, equal to 120% of the Average Market Price Per Share of such Carolina Group stock. For purposes of computing the Regular Cash Exchange Rate, the "Average Market Price Per Share" of Carolina Group stock, as the case may be, shall mean the average of the daily Market Value per share for such Carolina Group stock for the 20 consecutive Trading Days ending on the 5th Trading Day prior to the date an Exchange Notice is mailed.

  If the shares of Carolina Group stock are to be exchanged for shares of one or more Carolina Group Subsidiaries, such shares of Carolina Group stock shall be exchanged, on a pro rata basis, for an aggregate number of outstanding fully paid and nonassessable shares of common stock of each such Carolina Group Subsidiary equal to the number of outstanding shares of common stock of such Subsidiary held by the Corporation multiplied by the Carolina Group Allocation Fraction and, if the Board of Directors so determines, the remaining shares of such Subsidiary shall be distributed on a pro rata basis to the holders of shares of Loews common stock (or shares of Loews common stock shall be exchanged for such remaining shares of such Subsidiary); provided that no such distribution (or mandatory exchange) may occur unless the distribution (or mandatory exchange) is tax free to the holders of Loews common stock (except with respect to any cash received by such holders in lieu of fractional shares). If at the time of such an exchange for shares of one or more Carolina Group Subsidiaries, there are outstanding any Convertible Securities convertible into or exercisable for shares of Carolina Group stock that would become exercisable or convertible for shares of one or more Carolina Group Subsidiaries as a result of such exchange, and the obligation to issue such shares under such options, warrants, convertible securities or similar rights is not assumed or otherwise provided for by one or more Carolina Group Subsidiaries, then the shares of Carolina Group stock underlying such Convertible Securities will be taken into account for purposes of determining the Carolina Group Allocation Fraction for such exchange.

  The phrase "substantially all of the assets" of the Carolina Group as of any date shall mean a portion of such assets that represents at least 80% of the Fair Value of the assets attributed to the Carolina Group as of such date.

  The term "Exchange Shares" shall mean the shares of Loews common stock or shares of one or more Carolina Group Subsidiaries, as the case may be, into which shares of Carolina Group stock may be exchanged pursuant to a Board Required Exchange or a Significant Transaction Exchange.

  5.  Certain Procedures Relating to Exchanges.
      ----------------------------------------

 (a) The Board of Directors may, in its sole discretion, elect to issue fractional Exchange Shares in connection with an exchange or to make a cash payment in lieu of fractional shares, as described below. If the Board of Directors elects not to issue fractional Exchange Shares, then no such fractional shares shall be issued in connection with the exchange of shares of Carolina Group stock into Exchange Shares, and, in lieu thereof, each holder of Carolina Group stock who would otherwise be entitled to a fractional interest of an Exchange Share shall, upon surrender of such holder's certificate or certificates representing shares of Carolina Group stock, receive a cash payment (without interest) (the "Fractional Payment") equal to
(i) in the case of an exchange for shares of Loews common stock, the product resulting from multiplying (A) the fraction of a share of Loews common stock to which such holder would otherwise have been entitled by (B) the Average Market Price Per Share of Loews common stock on the Exchange Date, or (ii) in the case of an exchange for shares of one or more Carolina Group Subsidiaries, such value as is determined by the Board of Directors.

 (b) No adjustments in respect of dividends shall be made upon the exchange of any shares of Carolina Group stock; provided, however, that, if the Exchange Date with respect to Carolina Group stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto but prior to the payment or distribution thereof, the registered holders of such shares at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such shares on the date set for payment of such dividend or other distribution, notwithstanding the exchange of such shares or the Corporation's default in payment of the dividend or distribution due on such date.

 (c) At such time or times as the Corporation exercises its right to cause a Board Required Exchange, and at the time of any Significant Transaction Exchange, the Corporation shall give notice of such exchange to the holders of Carolina Group stock whose shares are to be exchanged, by mailing by first-class mail a notice of such exchange (an "Exchange Notice"), in the case of an exchange at the discretion of the Board of Directors, not less than 30 nor more than 60 days prior to the date fixed for such exchange (the "Exchange Date"), and, in the case of any other required exchange, as soon as practicable before or after the Exchange Date, in either case, to their last addresses as they appear upon the Corporation's books. Each such Exchange Notice shall specify the Exchange Date and the exchange rate applicable to such exchange, and may be conditioned on or otherwise subject to such terms as the Board of Directors may determine.

 (d) In the case of certificated shares, before any holder of shares of Carolina Group stock shall be entitled to receive certificates representing such Exchange Shares, such holder must surrender, at such office as the Corporation shall specify, certificates for such shares of Carolina Group stock duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank, unless the Corporation shall waive such requirement. The Corporation shall, as soon as practicable after such surrender of certificates representing such shares of Carolina Group stock, issue and deliver, at the office of the transfer agent for the Exchange Shares, to the holder for whose account such shares of Carolina Group stock were so surrendered, or to such holder's nominee or nominees, certificates representing the number of Exchange Shares to which such holder shall be entitled, together with the Fractional Payment, if any.

 (e) From and after any Exchange Date, all rights of a holder of shares of Carolina Group stock shall cease except for the right, upon surrender of the certificates representing such shares of Carolina Group stock, to receive certificates representing Exchange Shares together with a Fractional Payment, if any, as described in paragraphs 5(a) and 5(d) of this Part B of this Article Fourth and rights to dividends as described in paragraph 5(b) of this Part B of this Article Fourth. No holder of a certificate that immediately prior to the applicable Exchange Date represented shares of Carolina Group stock shall be entitled to receive any dividend or other distribution with respect to Exchange Shares until surrender of such holder's certificate for a certificate or certificates representing Exchange Shares. Upon surrender, the holder shall receive the amount of any dividends or other distributions (without interest) that were payable with respect to a record date after the Exchange Date, but that were not paid by reason of the foregoing with respect to the number of Exchange Shares represented by the certificate or certificates issued upon such surrender. From and after an Exchange Date applicable to Carolina Group stock, the Corporation shall, however, be entitled to treat certificates for Carolina Group stock that have not yet been surrendered for exchange as evidencing the ownership of the number of Exchange Shares for which the shares of Carolina Group stock represented by such certificates have been exchanged, notwithstanding the failure to surrender such certificates.

 (f) If any certificate for Exchange Shares is to be issued in a name other than that in which the certificate representing shares of Carolina Group stock surrendered in exchange therefor is registered, it shall be a condition of such issuance that the person requesting the issuance pays any transfer or other taxes required by reason of the issuance of certificates for such Exchange Shares in a name other than that of the record holder of the certificate surrendered, or establishes, to the satisfaction of the Corporation or its agent, that such tax has been paid or is not applicable. Under no circumstances shall the Corporation be liable to a holder of shares of Carolina Group stock for any Exchange Shares or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

 (g) At the time an Exchange Notice is delivered with respect to any shares of Carolina Group stock, or at the time of the Exchange Date, if earlier, the Corporation shall have reserved and kept available, solely for the purpose of issuance upon exchange of the outstanding shares of Carolina Group stock, such number of Exchange Shares as shall be issuable upon the exchange of the number of shares of Carolina Group stock specified or to be specified in the applicable Exchange Notice, provided that the Corporation shall not under any circumstances be precluded from satisfying its obligation in respect of the exchange of the outstanding shares of Carolina Group stock by delivery of purchased Exchange Shares that are held in the treasury of the Corporation.

 (h) The Board of Directors may adjust the foregoing procedures as may be appropriate to reflect any ownership of shares through book-entry accounts or otherwise in non-certificated form.

 (i) The Corporation will effect any dividend, exchange or redemption on a pro rata basis with respect to each holder of record of Carolina Group stock.

  6.  Liquidation.
      -----------

  In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any class or series of Preferred Stock is entitled, (a) the holders of the shares of Loews common stock shall share in the aggregate in a percentage of the funds of the Corporation remaining for distribution to its common shareholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of X/Z for the 20-Trading Day period ending on the fifth Trading Day immediately prior to the date of the public announcement of such liquidation, dissolution or winding up of the Corporation, (b) the holders of the shares of Carolina Group stock shall share in the aggregate in a percentage of the funds of the Corporation remaining for distribution to its common shareholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of W/Z for such 20-Trading Day period, and (c) if applicable, the holders of the shares of any other class of common shares of the Corporation (other than Loews common stock or Carolina Group stock), on the basis that may be set forth in this Certificate of Incorporation with respect to any such shares, shall share in the aggregate in a percentage of the funds of the Corporation remaining for distribution to its common shareholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of V/Z for such 20-Trading Day period, where X is the aggregate Market Capitalization of the Loews common stock, W is the aggregate Market Capitalization of the Carolina Group stock, V is the aggregate Market Capitalization, if applicable, of any other class of common shares (other than Loews common stock and Carolina Group stock), and Z is the aggregate Market Capitalization of (i) the Loews common stock, (ii) the Carolina Group stock and (iii) any other class of common shares of the Corporation (other than Loews common stock and Carolina Group stock). Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 6 of this Part B of this Article Fourth. Notwithstanding the foregoing, any transaction or series of related transactions that results in all of the assets and liabilities included in the Carolina Group being held by one or more Carolina Group Subsidiaries, and the distribution of some or all of the shares of such Carolina Group Subsidiaries (and no other material assets or liabilities) to the holders of the outstanding Carolina Group stock shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the Corporation for purposes of this paragraph 6 of this Part B of this Article Fourth, but shall be subject to paragraph 4 of this Part B of this Article Fourth.

  7.  Determinations by the Board of Directors.
      ----------------------------------------

  Any determinations made by the Board of Directors under any provision of this Part B of this Article Fourth shall be final and binding on all shareholders of the Corporation, except as may otherwise be required by law. The Corporation shall prepare a statement of any determination by the Board of Directors, respecting the fair market value of any properties, assets or securities, and shall file such statement with the Secretary of the Corporation.

  8.  Adjustment of the Carolina Group Allocation Fraction.
      ----------------------------------------------------

 (a) The denominator of the Carolina Group Allocation Fraction shall be adjusted from time to time as deemed appropriate by the Board of Directors (i) to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of Carolina Group stock and stock dividends payable in shares of Carolina Group stock, (ii) to reflect the fair market value of contributions or allocations by the Corporation of cash or property or other assets or liabilities from the Loews Group to the Carolina Group (or vice versa), or of cash or property or other assets or liabilities of the Loews Group to, or for the benefit of, employees of businesses attributed to the Carolina Group in connection with employee benefit plans or arrangements of the Corporation or any of its subsidiaries (or vice versa), (iii) to reflect the number of shares of capital stock of the Corporation contributed to, or for the benefit of, employees of businesses attributed to the Carolina Group in connection with benefit plans or arrangements of the Corporation or any of its Subsidiaries, (iv) to reflect repurchases by the Corporation of shares of Carolina Group stock for the account of the Loews Group or the Carolina Group, (v) to reflect issuances of Carolina Group stock for the account of the Carolina Group or the Loews Group, (vi) to reflect dividends or other distributions to holders of the Carolina Group stock to the extent a pro rata payment is not made to the Loews Group, and (vii) under such other circumstances as the Board of Directors determines appropriate to reflect the economic substance of any other event or circumstance, provided that, in each case, the adjustment shall be made in a manner that the Board of Directors determines is fair and equitable to holders of Loews common stock and Carolina Group stock (and intended to reflect the relative deemed economic ownership interest, if any, of the Loews Group in the Carolina Group). Any adjustment made by the Board of Directors pursuant to the preceding sentence shall, subject to the foregoing, be at the sole discretion of the Board of Directors, and all such determinations shall be final and binding on all shareholders of the Corporation. For purposes of this paragraph 8 of this Part B of this Article Fourth, the consideration paid by the Loews Group to acquire any assets or other property contributed or allocated to the Carolina Group shall be presumed to be the "fair market value" as of its acquisition.

 (b) Without duplication of any adjustment pursuant to paragraph 8(a) of this Part B of this Article Fourth, in the event that the Corporation shall issue shares of Carolina Group stock for the account of the Carolina Group, then the denominator of the Carolina Group Allocation Fraction shall be increased by the number of shares of Carolina Group stock so issued.

 (c) Without duplication of any adjustment pursuant to paragraph 8(a) of this Part B of this Article Fourth, if, in connection with any share issuance described in paragraph 8(b) of this Part B of this Article Fourth, or otherwise, the Corporation contributes or allocates cash or other property or assets from the Loews Group to the Carolina Group, the denominator of the Carolina Group Allocation Fraction shall be increased (or further increased) by an amount obtained by dividing (i) the fair market value of such cash, property or assets (as determined by the Board of Directors) by (ii) the net per share offering price of the Carolina Group stock.

  9.  Certain Definitions.
      -------------------

  Unless the context otherwise requires, the terms defined in this paragraph 9 of this Part B of this Article Fourth shall have, for all purposes of this Part B of this Article Fourth, the meanings herein specified:

  "Board Required Exchange" shall mean any exchange effected pursuant to paragraph 4(a), 4(b) or 4(c) of this Part B of this Article Fourth.

  "Carolina Group" shall mean, as of any date that any shares of Carolina Group stock have been issued and continue to be outstanding, without duplication, the direct or indirect interest of the Corporation (either itself or through direct or indirect subsidiaries, affiliates, joint ventures or other investments, or any of their predecessors or successors) in, and the direct or indirect liability of the Corporation (or any such subsidiary, affiliate, joint venture or other investment) for:

      (a)  Lorillard, Inc.,

      (b) any dividend or distribution paid by Lorillard, Inc. following the Initial Issuance Date,

      (c) all assets, liabilities and businesses acquired by a member of the Carolina Group or acquired by the Corporation or any of its Subsidiaries for the account of, or contributed, allocated or otherwise transferred to, the Carolina Group (including the net proceeds of any new issuance for the account of the Carolina Group of any new shares of Carolina Group stock or Convertible Securities), in each case, after the Initial Issuance Date and as determined by the Board of Directors in accordance with the provisions of this Part B of this Article Fourth,

      (d) all net income or net losses arising after the Initial Issuance Date from the assets and liabilities that are reflected in the Carolina Group and the proceeds of any Disposition of any such assets following the Initial Issuance Date,

      (e) notional, intergroup debt owed from the Carolina Group to the Loews Group, in an amount and with terms to be determined by the Board of Directors prior to the Initial Issuance Date, and

      (f) any and all liabilities, costs and expenses of the Corporation and Lorillard, Inc. and the subsidiaries and predecessors of Lorillard, Inc., arising out of or related to tobacco or otherwise arising out of the past, present or future business of Lorillard, Inc. or its subsidiaries or predecessors, or claims arising out of or related to the sale of any businesses previously sold by Lorillard, Inc. or its subsidiaries or predecessors, in each case, whether grounded in tort, contract, statute or otherwise, whether pending or asserted in the future.

  Notwithstanding the foregoing, the Carolina Group shall not include (1) any assets, liabilities or businesses disposed of after the Initial Issuance Date or (2) any assets, liabilities or businesses allocated to the Loews Group or otherwise distributed, paid or transferred from the Carolina Group, whether to the Loews Group, to holders of shares of Carolina Group stock or otherwise, in each case after the Initial Issuance Date and as determined by the Board of Directors in accordance with the provisions of this Part B of this Article Fourth. Accordingly, the assets of the Carolina Group shall be reduced by, among other things, (x) payments of dividends or distributions to holders of Carolina Group stock or to the Loews Group in respect of its interest in the Carolina Group in connection with any such dividend or distribution, (y) payments of interest or principal on the notional, intergroup debt owed to the Loews Group, and (z) payments in respect of any costs, expenses or other liabilities allocated to the Carolina Group.

  "Carolina Group Aggregate Distributable Amount" shall mean the Carolina Group Allocated Portion of the excess of (1) the Net Proceeds received by the Corporation over (2) the Loews Tobacco Contingency Reserves.

  "Carolina Group Allocated Portion" shall mean, with respect to the Carolina Group as a whole, or any dividend, distribution, payment, consideration or other amount or allocation requiring apportionment between the holders of Carolina Group stock (other than the Corporation and its Subsidiaries), on the one hand, and the Loews Group, on the other hand, the following: (a) in the case of the Carolina Group as a whole, the proportion of such Group represented by the Carolina Group Allocation Fraction, and (b) in the case of any other amount or allocation, the product of (i) such amount or allocation and (ii) the Carolina Group Allocation Fraction.

  "Carolina Group Allocation Fraction" shall mean, as of any date of determination, a fraction, the numerator of which shall be the number of shares of Carolina Group stock outstanding on such date and the denominator of which shall be a number initially determined by the Board of Directors, in its sole discretion, prior to the Initial Issuance Date, subject to adjustment from time to time as described in this Part B of this Article Fourth, provided that such fraction shall in no event be greater than one. If the holders of any securities of the Corporation or any other Person that are convertible into or exercisable or exchangeable for shares of Carolina Group stock are entitled to participate in any dividend or other distribution with respect to the Carolina Group stock, such shares so issuable upon such conversion, exercise or exchange shall be taken into account in calculating the Carolina Group Allocation Fraction and any amount payable to the Loews Group in such manner as the Board of Directors determines to be appropriate.

  "Carolina Group Available Dividend Amount" shall mean, as of any date, the Carolina Group Allocated Portion of (1) the excess of (a) the amount by which the total assets of the Carolina Group exceed the total liabilities of the Carolina Group as of such date over (b) the sum of (i) the par value of all issued shares of Carolina Group stock and each class or series of Preferred Stock attributed to the Carolina Group, (ii) the amount of the consideration received for any shares of Preferred Stock attributed to the Carolina Group without par value that have been issued, except such part of the consideration therefor as may have been allocated to surplus in a manner permitted by law, and (iii) any amount not included in subclauses (i) and (ii) above that the Corporation (by appropriate action of the Board of Directors) has transferred to stated capital specifically in respect of Carolina Group stock, minus (c) all reductions from such sums set forth in clauses (i), (ii) and (iii) above as have been effected in a manner permitted by law, or (2) in case there shall be no excess under clause (1), the net profits of the Carolina Group for the fiscal year in which the dividend is declared and/or the preceding fiscal year; provided, however, that, in the event that the law governing the Corporation changes from that governing the Corporation on the date the adoption of the Amendment to this Certificate of Incorporation pursuant to which the Carolina Group stock was authorized (whether because of amendment of the applicable law or because of a change in the jurisdiction of incorporation of the Corporation through merger or otherwise), the Carolina Group Available Dividend Amount shall mean the amount of dividends, as determined by the Board of Directors, that could be paid by a Corporation (governed under such applicable law) having the assets and liabilities of the Carolina Group, an amount of outstanding common stock (and having an aggregate par value) equal to the amount (and aggregate par value) of the outstanding Carolina Group stock and of each class or series of Preferred Stock attributed to the Carolina Group and having an amount of earnings or loss or other relevant corporate attributes as reasonably determined by the Board of Directors in light of all factors deemed relevant by the Board of Directors.

  "Carolina Group Incremental Dividend" shall mean, as of any date, with respect to any Lorillard Dividend, an amount equal to the Carolina Group Allocated Portion of the Lorillard Dividend.

  "Carolina Group Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the assets of the Carolina Group, an amount, if any, equal to the Carolina Group Allocated Portion of the Net Proceeds.

  "Carolina Group Related Business Transaction" shall mean any Disposition of all or substantially all the assets attributed to the Carolina Group in a transaction or series of related transactions that results in the Corporation or one or more of its Subsidiaries receiving in consideration of such assets primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity that (a) acquires such properties or assets or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such properties or assets or controls such acquiror or successor, and (b) which the Board of Directors determines is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Carolina Group prior to such Disposition.

  "Carolina Group Released Reserves" shall mean, as of any date, with respect to any Released Reserves, an amount equal to the Carolina Group Allocated Portion of the Released Reserves.

  "Carolina Group Tobacco Contingency Reserves" shall mean, as of any date, with respect to any Loews Tobacco Contingency Reserves, an amount equal to the Carolina Group Allocated Portion of the Loews Tobacco Contingency Reserves.

  "Convertible Securities" shall mean any securities of the Corporation or any Subsidiary of the Corporation that are convertible into, exchangeable for or evidence the right to purchase any shares of Loews common stock or Carolina Group stock, whether upon conversion, exercise or exchange, or pursuant to anti-dilution provisions of such securities or otherwise.

  "Disposition" shall mean the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock, or otherwise) by the Corporation or Lorillard, Inc. (or their respective successors) of any of its respective Subsidiaries or properties or assets. Disposition shall not include a merger, consolidation, exchange of shares or other business combination transaction involving the Corporation or Lorillard, Inc. or Lorillard Tobacco Company in which the Corporation or Lorillard, Inc. or Lorillard Tobacco Company (or their respective successors) continues, immediately following such transaction, to hold the same, direct and indirect, interest in the business, assets and liabilities comprising the Carolina Group that it held immediately prior to such transaction (other than as a result of any action by any Person included in the Carolina Group).

  "Fair Value" shall mean, in the case of equity securities or debt securities of a class that has previously been publicly traded for a period of at least three months, the Market Value thereof (if such Market Value, as so defined, can be determined) or, in the case of an equity security or debt security that has not been publicly traded for at least such period, means the fair value per share of stock or per other unit of such other security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors; provided, however, that, in the case of property other than securities, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice. Any such determination of Fair Value shall be described in a statement filed with the records of the actions of the Board of Directors.

  "Fixed Tobacco-Related Liabilities" shall mean noncontingent tobacco-related costs or liabilities in fixed and determinable amounts directly arising from
(a) a final and nonappealable award or order of a court of competent jurisdiction or (b) a contractual obligation.

  "Group" shall mean the Loews Group or the Carolina Group.

  "Initial Issuance Date" shall mean the date of first issuance of any shares of Carolina Group stock.

  "Loews Group" shall mean, as of any date, the interest of the Corporation in all of the businesses in which the Corporation is or has been engaged, directly or indirectly (either itself or through direct or indirect subsidiaries, affiliates, joint ventures or other investments or any of their predecessors or successors), and the respective assets and liabilities of the Corporation therein, other than the Carolina Group Allocated Portion of the Carolina Group.

  "Loews Tobacco Contingency Reserves" shall mean an amount retained by the Corporation, which the Board of Directors from time to time determines in good faith should be retained for tobacco-related contingencies or other tobacco-related costs or liabilities of any kind (by way of contract, tort, indemnity, guarantee or otherwise), whether or not any such contingency, cost or liability would be deductible as a cost or expense or would qualify for treatment as a reserve under generally accepted accounting principles, in each case, other than any Fixed Tobacco-Related Liabilities.

  "Market Capitalization" of any class or series of capital stock of the Corporation on any Trading Day shall mean the product of (a) the Market Value of one share of such class or series on such Trading Day and (b) the number of shares of such class or series outstanding on such Trading Day.

  "Market Value" of any class or series of capital stock of the Corporation on any day shall mean the average of the daily closing price of a share of such class or series on such day (if such day is a Trading Day, and, if such day is not a Trading Day, on the Trading Day immediately preceding such day) on the New York Stock Exchange or, if the shares of such class or series are not quoted on the New York Stock Exchange on such Trading Day, on the Nasdaq National Market, or, if the shares of such class or series are not quoted on the Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation, or, if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day (including, without limitation, because such securities are not publicly held), the market value of a share of such class or series as determined by the Board of Directors; provided that, for purposes of determining the ratios set forth in paragraph 6 of this Part B of this Article Fourth, (a) the "Market Value" of any share of Loews common stock or Carolina Group stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to Loews common stock or Carolina Group stock, as applicable, shall be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the Board of Directors, and (b) the "Market Value" of any share of Loews common stock or any share of Carolina Group stock on any day prior to
(i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of Loews common stock or Carolina Group stock, as applicable, or (ii) the "ex" date or any similar date for any dividend or distribution with respect to the Loews common stock or Carolina Group stock in shares of Loews common stock or Carolina Group stock, as applicable, shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

  "Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the assets of the Carolina Group, an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (without duplication) (a) any taxes payable by the Corporation or any other member of the Loews Group in respect of such Disposition or in respect of any mandatory dividend or redemption resulting from such Disposition (or that would have been payable but for the utilization of tax benefits attributable to the Loews Group), (b) any transaction costs borne by the Loews Group in connection with such Disposition, including, without limitation, any legal, investment banking and accounting fees and expenses borne by the Loews Group in connection with such Disposition, (c) any Fixed Tobacco-Related Liabilities, (d) any liabilities and other obligations (contingent or otherwise) of the Carolina Group (other than tobacco-related contingencies or other tobacco-related costs or liabilities of any kind (by way of contract, tort, indemnity, guarantee or otherwise) which are not Fixed Tobacco-Related Liabilities, whether or not any such contingency, cost or liability would be deductible as a cost or expense or would qualify for treatment as a reserve under generally accepted accounting principles), including, without limitation, any indemnity or guarantee obligations incurred by the Loews Group in connection with the Disposition or any liabilities assumed by the Loews Group for future purchase price adjustments, (e) any preferential amounts, accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the Carolina Group and (f) repayment of any notional, intergroup debt owed by the Carolina Group to the Loews Group. To the extent the proceeds of any Disposition include any securities (other than Loews common stock) or other property other than cash, the Board of Directors shall determine the value of such securities or property; provided that the value of any marketable securities included in such proceeds shall be the average of the daily Market Value of such securities for the 20-Trading Day period ending on the 5th Trading Day immediately preceding the date of a public announcement that a definitive agreement has been signed for such Disposition.

  "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

  "Qualifying Subsidiary" of a Person shall mean a Subsidiary of such Person in which such Person's ownership and voting interest is sufficient to satisfy the ownership and voting requirements of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, for a distribution of such Person's interest in such Subsidiary to the holders of Carolina Group stock and, in the event that the Carolina Group Allocation Fraction is less than one, the holders of Loews common stock (or any such securities into which the Carolina Group stock or the Loews common stock may have been converted, reclassified or changed or for which they may have been exchanged), as the case may be, to be tax free to such holders.

  "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or partnership 50% or more of whose outstanding voting securities or membership or partnership interests, as the case may be, are, directly or indirectly, owned by such Person.

  "Tax Event" shall mean receipt by the Corporation of an opinion of tax counsel of the Corporation's choice, to the effect that, as a result of any amendment to, clarification of, or change (including a prospective change) in, the laws (or any interpretation or application of the laws) of the United States or any political subdivision or taxing authority thereof or therein (including enactment of any legislation and the publication of any judicial or regulatory decision, determination or pronouncement), which amendment, clarification or change is effective, announced, released, promulgated or issued on or after the date of initial issuance of the Carolina Group stock, regardless of whether such amendment, clarification or change is issued to or in connection with a proceeding involving the Corporation, the Loews Group or the Carolina Group and whether or not subject to appeal, there is more than an insubstantial risk that:

  (i) for tax purposes, any issuance of Carolina Group stock would be treated as a sale or other taxable disposition by the Corporation or any of its Subsidiaries of any of the assets, operations or relevant subsidiaries to which the Carolina Group stock relates,

 (ii) the existence of the Carolina Group stock would subject the Corporation, its Subsidiaries or affiliates, or any of their respective successors or shareholders to the imposition of tax or to other adverse tax consequences, or

 (iii) for tax purposes, either Loews common stock or Carolina Group stock is not or, at any time in the future, would not be treated solely as common stock of the Corporation.

  "Trading Day" shall mean each weekday other than any day on which any relevant class or series of capital stock of the Corporation is not available for trading on the New York Stock Exchange or the Nasdaq National Market or in the over-the-counter market.

  FIFTH: Any director or any officer of the Corporation elected or appointed by the stockholders of the Corporation or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the Corporation.

  SIXTH: In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

To make, alter or repeal the By-laws of the Corporation.

By resolution passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more directors of the Corporation, which, to the extent provided in the resolution or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

  SEVENTH: The principal office of the Corporation shall be located at such place, whether within or without the State of Delaware, as may be provided in the By-laws.

  EIGHTH: Unless contrary to statute, the books of the Corporation may be kept outside of the State of Delaware at such place or places as may from time to time be designated by the Board of Directors or in the By-laws of the Corporation.

  NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

  TENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

  Any repeal or modification of this Article Tenth shall not increase the personal liability of any director for any occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or benefit of a director existing at the time of such repeal or modification.

  The provisions of this Article Tenth shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability which has not been limited by the provisions of this Article Tenth.

  IN WITNESS WHEREOF, Loews Corporation has caused this Restated Certificate of Incorporation to be signed by Barry Hirsch, its Senior Vice President, General Counsel and Secretary, this 16th day of April, 2002.

                                          LOEWS CORPORATION


                                          By:  Barry Hirsch
                                             ---------------------------------
                                          Name:  Barry Hirsch
                                          Title: Senior Vice President,
                                                 General Counsel and Secretary